Exhibit 10.38


                       MANAGEMENT AND CONSULTING AGREEMENT


         THIS MANAGEMENT AND CONSULTING AGREEMENT (the "Agreement") is entered into effective as of the 1st day of February 2001, by and between ACTIVE MANAGEMENT, L.L.C., a 1imited 1iability company, duly organized and existing pursuant to the laws of the State of Nevada (hereinafter called "AM"), and RSI SYSTEMS, INC., a corporation duly organized and existing pursuant to the laws of the State of Minnesota (hereinafter called "RSIS" or the "Corporation).

                              W I T N E S S E T H:

         WHEREAS, RSIS is a manufacturer and distributor of video conferencing equipment; and

         WHEREAS, RSIS needs a qualified management team to adequately operate the business of RSIS; and

         WHEREAS, RSIS needs capital infusions and financing to further its business and carry out its business plan; and

         WHEREAS, RSIS desires to retain Active Management, L.L.C. as its exclusive agent to consult with and seek out potential investors and to recruit and hire senior personnel to operate the business of RSIS under the terms and conditions set forth herein.

         WHEREAS, the Board of Directors believe it to be in the best interest of all shareholders of the Corporation for the Corporation to enter into this Agreement; and

         NOW THEREFORE, for and in consideration of the mutual understandings, covenants, promises and representations herein contained, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged and stipulated by each party hereto, the parties hereto agree as follows:

                                   DEFINITIONS

         CHANGE IN CONTROL. As used herein, the term "Change in Control" shall mean a change in control of the nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, ("Exchange Act"); provided that, without limitation, such a change of control also shall be deemed to have occurred:

                  a. If any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly by the acquisition, or otherwise, of securities of RSIS representing fifty (50%) percent or more of the combined voting power of RSIS's then outstanding securities; or

                  b. A sale of all or substantially all of the assets of RSIS, other than to a subsidiary of RSIS; or

                  c. A merger or consolidation of RSIS, (other than (1) a consolidation or merger effected to change the state of incorporation of RSIS or (2) a consolidation or merger where either (i) the Corporation or any of its subsidiaries is the surviving entity or (ii) the shareholders of the RSIS prior to such consolidation or merger continue to own at least a majority in total of the voting securities of the surviving entity immediately following such consolidation or merger);

         EBITDA. EBITDA shall mean, for any period, without duplication and determined on a consolidated basis and in accordance with GAAP; the sum of (A) Net Income (Loss), (B) interest expense (net of interest income) deducted in determining Net Income (Loss) (including, without limitation, cash interest, payment-in-kind interest and amortization of original issue discount), (C) the amount of Taxes deducted in determining Net Income (Loss), (D) the amount of depreciation and amortization expense deducted in determining Net Income (Loss), and (E) any extraordinary or unusual non-cash losses. However EBITDA shall not include any amounts paid to or received by RSIS with respect to its Intellectual Property Rights.

         INTELLECTUAL PROPERTY RIGHTS. As used herein the term "Intellectual Property Rights" means, collectively, all of the following worldwide intangible legal rights pertaining directly and primarily to the business of RSIS or any of its Products, including those existing or acquired by ownership, license or other legal operation, whether or not filed, perfected, registered or recorded, existing as of the date hereof in or to: (i) all patents, patent applications, patent disclosures and related patent rights, including any and all continuations, divisions, reissues, reexaminations, or extensions thereof which have been filed, issued or acquired by RSIS as of the date hereof, and all inventions conceived of or reduced to practice as of the date hereof (the "Patent Rights"); (ii) all copyrights, whether or not registered, owned by RSIS as of the date hereof, including all registrations and applications therefor and all moral rights relating thereto (the "Copyright Rights"); (iii) all trademarks, trade dress, trade names, logos, domain names, and service marks, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, reservations, and renewals in connection therewith; whether or not registered (the "Trademark Rights"); (iv) all trade secrets and know-how;
(v) all technology and other intellectual and proprietary rights; (vi) all rights relating to the protection of the foregoing; and (vii) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of the any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including damages for past, present or future infringement, misappropriate or unauthorized use thereof.

         GAAP. As used herein, the term "GAAP" shall mean generally accepted accounting principles, as in effect from time to time in the United States, consistently applied.

         WARRANTS. As used herein, the term "Warrants" shall mean each individual warrant granted by RSIS to AM hereunder in accordance with paragraph
4.2 A.

                                    SECTION I
                               RETENTION OF AGENT

         1.1 APPOINTMENT. Subject to the terms, conditions, exclusions and limitations set forth herein, RSIS hereby appoints AM as its exclusive agent to recruit and hire senior personnel including, without limitation a chief financial officer, chief operating officer as well as qualified members to serve on the Board of Directors of the Corporation.

         1.2 CONSIDERATION. The Corporation specifically acknowledges the benefits of and consideration passing to it for and in consideration of this Agreement and that such consideration is actual and not a mere recital.

         1.3 STATUS. AM is and shall remain an independent contractor in its performance of this Agreement. Neither AM nor anyone directly or indirectly engaged or employed by AM shall thereby become the agent, representative, employee or servant of RSIS in the performance of the services hereunder, and neither RSIS, AM, nor their employees shall make any representations to the contrary.

                                   SECTION II
                                  DUTIES OF AM

         2.1 PERSONNEL. AM shall develop and carryout a recruiting campaign as it deems necessary or advisable in its sole discretion. In this regard, AM shall be solely responsible to search for and interview all potential senior management personnel as needed by RSIS for the effective operation of its business through all available channels. AM shall bear all costs of the operation of its business, including without limitation all office overhead, salaries, travel, entertainment and employee benefits.

         2.2 CONSULTING. AM hereby agrees to render, such consultation services to the Corporation, its officers, directors, managers, employees and such other persons and entities as the Corporation may deem necessary or desirable with regard to the Corporation's business, the development of long-term goals and strategic planning for raising necessary capital for implementing the business plan of the Corporation.


                                   SECTION III
                                TERM OF AGREEMENT

         3.1 TERM. The Term of this Agreement shall commence on the effective date hereof and shall continue, unless otherwise terminated pursuant hereto, or extended by mutual agreement of the Parties, until February 1, 2004 (the "Termination Date"); provided however, notwithstanding any other provision of this Agreement, this Agreement shall not be terminated as to RSIS's obligations under Section IV of this Agreement.

                                   SECTION IV
                                  COMPENSATION

         4.1 CONSULTING FEES. Throughout the term of this Agreement RSIS will pay to AM, without deduction for any taxes or similar assessment, a consulting fee of Five Hundred Dollars ($500) per month on the 1st day of each month, in advance.

         4.2 EQUITY COMPENSATION. In recognition of the peculiar skills to be contributed by AM to RSIS, and in addition to all consulting fees or other compensation payable hereunder, AM shall be entitled to receive Equity Compensation in such amounts and at such times as follows:

                  A. INITIAL WARRANT GRANT. By the execution hereof, RSIS irrevocably grants, sells, assigns, and conveys unto AM, a warrant to purchase 50,000 shares of its common stock, $0.01 par value per share, at the exercise price of $0.45 per share. The Warrant granted hereby shall vest upon execution hereof and shall be evidenced by that certain Warrant executed by RSIS in favor of AM of even date herewith, a true and correct copy of which is attached hereto as Exhibit "A."

                  B. PERFORMANCE WARRANT GRANTS. By the execution hereof, RSIS irrevocably grants, sells, assigns, and conveys unto AM warrants to purchase an additional 450,000 shares of RSIS's common stock, $0.01 par value per share at the exercise price of $0.45 per share (Performance Warrants), which shall vest for 37,500 shares quarterly beginning on the effective date hereof throughout the term of this Agreement. All Performance Warrants shall be issued in a separate Warrant within ten
         (10) days of the end of each quarter. Once any such Warrant is issued, it shall not be subject to cancellation for any reason whatsoever. All Performance Warrants shall be identical in form and substance to the Warrant, attached hereto as Exhibit "A," with the exception of the number of shares and the expiration date.

                           (1) EARLY ISSUANCE FOR ATTAINING CERTAIN FINANCIAL
                  GOALS. All Performance Warrants shall be issued immediately upon the Corporation achieving EBITDA in the amounts set forth in the chart contained in the paragraph following immediately hereinbelow exercisable upon the achievement of the EBITDA Targets set forth in said chart.

                  ---------------------------------------------------------------------------------

                            A                             B                               C

                  ---------------------------------------------------------------------------------

                          EBITDA                     Target Dates                 Number of Shares

                  ---------------------------------------------------------------------------------
                      $  1,000,000     for the 12 month period ending 12/31/01         225,000
                  ---------------------------------------------------------------------------------

                      $  2,000,000     for the 12 month period ending 12/31/02         225,000
                  ---------------------------------------------------------------------------------

                          (2) IMMEDIATE VESTING. All warrants shall
                  automatically be issued in their entirety not subject to cancellation upon (i) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the RSIS, or any reorganization, consolidation, or merger of the RSIS where the holders of the RSIS's voting securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or (ii) any of the events constituting a Change in Control of RSIS shall occur.

                  The foregoing warrants (Performance Warrants) are independent of and in addition to each other grant contained herein. The total number of shares for which warrants shall be issued pursuant to this paragraph 4.2(B) will be 450,000 shares in addition to the 50,000 shares issued pursuant to paragraph 4.2A.

                  All Performance Warrants are irrevocably granted by the execution of this Agreement and no further action is necessary by RSIS in order for said warrants to be issued. The obligation of RSIS to deliver the warrants is unconditional and absolute upon the execution hereof. The sole future event to occur prior to the delivery of each Warrant to AM is the determination of the date of delivery of such warrant to AM, and the number of shares for which such Warrant shall be issued. All Performance Warrants shall be issued in a separate Warrant within ten (10) days of the end of each quarter unless immediately issued and delivered upon attainment of an EBITDA Target. The Target Date is a guideline by which performance may be measured, however, such dates are not maximum time constraints before when any warrant shall be issued. In this regard, if one or more of the EBITDA Targets are attained, all warrants to be issued therefor will immediately be issued and delivered irrespective of the passage of time or date.

                                    SECTION V
                           REPORTING REQUIREMENTS AND
                                 RIGHT TO AUDIT

         5.1 RSIS shall keep complete and accurate records and books of accounts containing all information required for the computation and verification of the amounts of Warrants to be issued hereunder. RSIS further agrees, upon the request of AM, and on reasonable notice to permit AM or any firm of independent accountants mutually agreed to by RSIS and AM, to have access during ordinary working hours to such records as may be necessary to audit with respect to any payment or report period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the Warrants to be issued for any such period in the case of failure to report or issue Warrants pursuant to the terms of this Agreement.

         5.2 RSIS further agrees to cooperate with any such accountant and to provide all information reasonably requested by such accountant. AM shall deliver a true, correct, and complete copy of the accountant's written report to RSIS within ten (10) business days of the receipt thereof. If the accountant determines that AM would be entitled to any additional Warrants as a result of such audit, RSIS shall immediately issue and deliver to AM Warrants for such additional shares within said five (5) day period, and RSIS shall be responsible for the fees of the accountant; otherwise such fees shall be paid by AM.

                                   SECTION VI
                         REPRESENTATIONS AND WARRANTIES

         6.1 RSIS represents and warrants to AM, its subsidiaries and its members as follows:

                  a. DUE INCORPORATION AND QUALIFICATION. RSIS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. RSIS is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or authorization is required by law and in which the failure so to qualify or be authorized could have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of RSIS taken as a whole.

                  b. AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. RSIS has the full legal right and power and capacity required to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby and to perform fully its obligations hereunder. The Board of Directors of RSIS has duly and validly approved the execution, delivery, and performance of this Agreement by RSIS. No vote of the holders of the capital stock of RSIS is required for RSIS to enter into and perform its obligations under this Agreement and any other agreements contemplated hereby. This Agreement has been duly executed, delivered by, and is the valid and binding obligation of RSIS, enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors. The execution and delivery of this Agreement by RSIS, the consummation of the transactions contemplated hereby by RSIS and the performance by RSIS of this Agreement in accordance with its terms and conditions will not, (i) violate any provision of the corporate charter, by-laws or other corporate documents of RSIS as currently in effect; (ii) require the approval or consent of any governmental or regulatory body or any other person; or (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under any federal, state, local or foreign statute, regulation, order, judgment, writ, rule, regulation or decree applicable to RSIS or by which RSIS's assets may be bound or affected, or any instrument, option, lien, right, security interest, contract or other agreement to which RSIS is a party or by which any property of RSIS may be bound or subject.

                  c. OUTSTANDING CAPITAL STOCK OPTIONS OR OTHER RIGHTS. The Capital Stock of RSIS consists of 15,000,000 shares of Common Stock, .01 par value per share, of which 8,799,883 shares are currently issued and outstanding. All of the aforesaid issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable Except as disclosed in Schedule 6.1(c), there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from RSIS any shares of the capital stock or any other security of, or other proprietary interest in RSIS. Except as disclosed in Schedule 6.1c, there is no outstanding security of any kind convertible into such capital stock, security, or proprietary interest and there is no agreement or understanding with respect to the voting of the capital stock of RSIS.

                  d. ABILITY TO CONDUCT BUSINESS. RSIS owns all of the assets, intellectual property and proprietary rights necessary to conduct its current business and to continue to develop, market, distribute, use, license and sell its Products and to otherwise conduct its business in the manner in which the business is conducted by RSIS as of this date and as it is presently proposed to be conducted by RSIS in the foreseeable future.

                  e. INTEGRITY OF INTELLECTUAL PROPERTY. None of the Intellectual Property Rights is registered in the name of anyone other than RSIS and no one other than RSIS has any interest therein or right thereto, including the right to royalty or other payments except Wells Fargo Business Credit, N.A. and Wells Fargo Bank MN, N.A. and rights claimed by Lucent Technologies to G.728 Algoritham.

                                   SECTION VII
                            TERMINATION OF AGREEMENT

         7.1 TERMINATION BY RSIS. This Agreement may be terminated by RSIS at any time, upon notice to AM for "Cause." For this purpose, "Cause" is defined as a material violation by AM of its duties which are not remedied in a reasonable period of time (not to exceed sixty (60) days) after receipt of written notice from RSIS.

         7.3 NOTICE OF TERMINATION. Any termination by RSIS shall be communicated by written Notice of Termination to AM. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in the Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the services of AM under the provision(s) so indicated.

         7.4 DATE OF TERMINATION. For purposes of this Agreement, "Date of Termination" shall mean:

                  Sixty (60) days following receipt by AM of the written Notice of Termination provided that if within thirty (30) days after any written Notice of Termination is given, AM notifies RSIS that a dispute exists concerning the termination. The Date of Termination shall be the date on which the dispute is finally determined by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, however, that AM's action is finally adjudicated or arbitrated in favor of AM and against RSIS or AM's action is settled by written agreement of the parties.

         7.5 TERMINATION BY RSIS FOR CAUSE, RESIGNATION OR BY MUTUAL AGREEMENT. If AM and RSIS mutually agree to the termination of this Agreement, if AM voluntarily resigns, or AM is terminated by RSIS for Cause, then AM shall be entitled to all compensation earned through the date of such resignation or termination plus all Warrants earned pursuant to Section 4.2 of this Agreement, if any, all applicable Commissions and expense reimbursements, if any, from RSIS due under Section IV hereof.

         7.6 TERMINATION FOR REASONS OTHER THAN TERMINATION BY RSIS FOR CAUSE, RESIGNATION, OR MUTUAL AGREEMENT. If RSIS shall terminate AM's services without Cause, then RSIS shall pay AM the following amounts and issue the following
Warrants:

                  a. A lump sum payment equal to the total consulting fees due for the number of years, or portions thereof, remaining under this Agreement, including all extensions;

                  b. All warrants issuable pursuant to every provision of this agreement notwithstanding the date of such termination or the achievement of any EBITDA amount or the close of any period specified by any Target Date including all options that have not vested as of the date of termination;

                  c. RSIS shall also pay all indemnity payments and all legal fees and expenses incurred by AM as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement); and

                  d. AM shall not be required to mitigate the amount of any payment provided for in this section by seeking other employment or otherwise.

         7.7 TERMINATION. Notwithstanding the provisions of paragraph 7.5 hereinabove, either party shall have the right to terminate this Agreement with immediate effect if the other party shall default in the performance of any of its obligations hereunder and such default shall continue for a period of sixty
(60) days after receipt by the defaulting party of written notice of such default. Additionally, if either party shall make a general assignment for the benefit of creditors or shall become or be adjudicated a bankrupt, or shall voluntarily file a petition in bankruptcy, or file an answer admitting the material allegations of a petition filed against it for an adjudication in bankruptcy, or shall, by reason of its insolvency, apply for or suffer the appointment of a receiver of its property and assets and such receiver so appointed shall not be discharged within one hundred twenty (120) days after his appointment then in any such event the other party shall have the right immediately to terminate this Agreement by written notice to such party

         7.8 FORCE MAJEURE. Neither Party shall be deemed in default of its obligations hereunder for failure to perform due to reasons of Force Majeure, including, but not limited to acts of God, acts of public enemy, acts of the government of any country or state or political subdivision or any department or regulatory agency thereof or entity created thereby, quotas, embargoes, acts of any person engaged in subversive activity or sabotage, fires, floods, explosions or other catastrophes, epidemics, or quarantine restrictions, strikes or other labor stoppages, slow downs or disputes, unavailability of equipment or materials or any other cause beyond the control of such Party. The Party failing to perform shall provide the other Party with prompt notices to the possibility of such a cause of delay and shall use due diligence and all reasonable efforts to avoid and cure any such cause preventing performance so as to resume performance hereunder as soon as reasonably possible. Any suspension of performance by reason of this paragraph 7.8 shall be limited to the calendar quarter during which such cause exists.

                                      VIII
                                 RIGHTS OF RSIS

         8.1 AM shall not have the authority to hire any employee of the Corporation or set or otherwise agree to any compensation package for any such employee. AM shall make recommendations to the Board who shall have the sole authority to appoint any officer or hire any employee on terms and conditions acceptable to the Board by majority consent.

                                   SECTION IX
                              REPORTING OBLIGATION

         9.1 AM and RSIS hereby agree that AM shall only be responsible to, and shall be required to report only to the Board of Directors of RSIS, excluding directors who are appointed or elected as representatives of AM, Digital Investors, Inc., or any "affiliate" or "associate" of either of AM or Digital Investors, Inc.

                                    SECTION X
                                  MISCELLANEOUS

         10.1 NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

IF TO AM:
         Active Management, L.L.C.:
         2620 S. Maryland Parkway, #309
         Las Vegas, Nevada 89109

                  WITH COPY TO:

                           Albert B. Greco, Jr.
                           2620 S. Maryland Parkway, #309
                           Las Vegas, Nevada 89109
                           Facsimile:  972-818-7343

IF TO THE CORPORATION:

         RSI Systems, Inc.
         5593 West 78th Street
         Minneapolis, Minnesota 55439

                  WITH A COPY TO:

                           Robert Ribeiro
                           Fredrikson & Byron
                           900 Second Avenue South
                           Suite 1100
                           Minneapolis, Minnesota 5402-3397
                           Facsimile:  (612) 347-7077

Any party may be given notice in accordance with this Section by any other party at another address or person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 10, paragraph 10.1.

         10.2 PARTIAL INVALIDITY. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

         10.3 LAW GOVERNING AGREEMENT. This Agreement is made and entered into and is to be at least partially performed in Dallas County, Texas. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Texas applicable to Agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that Federal law may apply.

         10.4 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and Agreement of the parties hereto, and supersedes any and all prior understandings or other Agreements, either oral or in writing, if any, among such parties with respect to the subject matter hereof and contains all of the covenants and Agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, or Agreements, oral or otherwise, have been made by such party, or anyone acting on behalf of such party, which are not embodied herein, and no other Agreement, statement or promise not contained in this Agreement shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

         10.5 WAIVERS. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

         10.6 TAX CONSULTATION. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.

         10.7 VARIATIONS IN PRONOUNS. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         10.8 HEADINGS. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

         10.9 ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, but only from the offending party, in addition to any other relief to which it may be entitled.

         10.10 REPRESENTATION BY COUNSEL. Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party. Each Party warrants and represents that he has consulted with his attorney of choice, or voluntarily chose not to do so, concerning the execution, the meaning and the import of this Agreement, and has read this Agreement and fully understands the terms hereof as signified by his signature below, and is executing the same of his own free will for the purposes and consideration herein expressed. Each Party warrants and represents that he has had sufficient time to consider whether to enter into this Agreement and that he is relying solely on his own judgment and the advice of his own counsel, if any, in deciding to execute this Agreement. Each Party warrants and represents that he has read this Agreement in its entirety and has consulted with his attorney, if any concerning the execution of this Agreement. If any or all Parties have chosen not to seek counsel, said party or parties hereby acknowledge that he or they refrained from seeking counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

         10.11 PRESUMPTION AGAINST SCRIVENER. Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

         10.12 CAPACITY. Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party.

         10.13 FURTHER ASSURANCES. At any time and from time to time after the date hereof, at the request of any Party, and without further consideration, every other party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist any Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.

         10.14 AMENDMENTS. This Agreement may not be modified, amended, superceded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby or signed by their respective attorneys.

         10.15 BINDING EFFECT AND ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, Corporation, successors, agents, servants, employees, attorneys, and assigns. This Agreement and any rights hereunder are not assignable except by operation of law. Any other purported assignment shall be null and void. This Agreement shall inure to the benefit of and bind the Parties hereto and their respective legal representatives, successors, and permitted assigns. Notwithstanding the forgoing, all Warrants issued hereunder shall be freely assignable in accordance with the terms of each such Warrant.

         10.16 COUNTERPARTS. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. Several counterparts consisting of multiple copies hereof each signed by less than all parties, but together signed by all parties shall constitute and be deemed a fully executed original Agreement.

         10.17 CORPORATE AUTHORITY. RSIS and Active Management, L.L.C. represent and warrant to each other that each has previously taken the necessary corporate or similar action authorizing the execution of this Agreement and the undertakings to be accomplished hereunder by their officer recited below.

         IN WITNESS THEREOF, the undersigned have executed this Agreement effective as of the date first above written.


RSI SYSTEMS, INC.



-------------------------------------
By:      Richard Craven
Its:     Chairman


ACTIVE MANAGEMENT, L.L.C.



-------------------------------------
By:      John Harris
Its:     Manager

                                                                     EXHIBIT "A"


                                 FORM OF WARRANT






    ------------------------------------------------------------------------



                                RSI SYSTEMS, INC.



                          Common Stock Purchase Warrant



                          Dated as of February 23, 2001



    ------------------------------------------------------------------------

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE REGISTRATION RIGHTS AGREEMENT, DATED THE DATE HEREOF, BY AND BETWEEN RSI SYSTEMS, INC., AND THE HOLDERS SPECIFIED THEREIN.

                                       ii
                                            TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       Exercise of Warrant................................................................................    2
         1.1.     Manner of Exercise........................................................................    2
         1.2.     When Exercise Effective...................................................................    2
         1.3.     Delivery of Stock Certificates, etc.......................................................    3
         1.4.     Company to Reaffirm Obligations...........................................................    3
         1.5.     Payment by Application of Shares Otherwise Issuable.......................................    3
         1.6.     Tax Basis.................................................................................    2

2.       Adjustment of Common Stock Issuable Upon Exercise..................................................    3
         2.1.     General; Warrant Quantity.................................................................    4
         2.2.     Extraordinary Dividends an Distributions..................................................    3
         2.3.     Treatment of Option and Convertible Securities............................................    3
         2.4.     Computation of Consideration..............................................................    4
         2.5.     Minimum Adjustment of Warrant Quantity....................................................    5
         2.6.     Abandoned Dividend or Distribution........................................................    5

3.       Consolidation, Merger, etc. .......................................................................    4
         3.1.     Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. ..............    4
         3.2.     Assumption of Obligations.................................................................    5

4.       Other Dilutive Events..............................................................................    6

5.       No Dilution or Impairment..........................................................................    6

6.       Accountants' Report as to Adjustments..............................................................    6

7.       Financial and Business Information.................................................................    7
         7.1.     Filings...................................................................................    7
         7.2.     Notices of Corporate Action...............................................................    7

8.       Registration of Common Stock.......................................................................    8

9.       Restrictions on Transfer...........................................................................    8
         9.1.     Restrictive Legends.......................................................................    8
         9.2.     Transfers to Comply With the Securities Act...............................................    9
         9.3.     Termination of Restrictions...............................................................    9

10.      Reservation of Stock, etc..........................................................................   10

11.      Registration and Transfer of Warrants, etc.........................................................   10
         11.1.    Warrant Register; Ownership of Warrants...................................................   10
         11.2.    Transfer of Warrants......................................................................   10
         11.3.    Replacement of Warrants...................................................................   10
         11.4.    Adjustments To Warrant Quantity...........................................................   11
         11.5     Fractional Shares.........................................................................   11

12.      Definitions........................................................................................   11

13.      Remedies; Specific Performance.....................................................................   14

14.      No Rights or Liabilities as Shareholder............................................................   14

15.      Notices............................................................................................   14

16.      Amendments.........................................................................................   15

17.      Descriptive Headings, Etc..........................................................................   15

18.      Law Governing Agreement............................................................................   15

19.      Registration Rights Agreement......................................................................   15


                                RSI SYSTEMS, INC.

                          Common Stock Purchase Warrant


                          Void After February 23, 2006


No. ________                                              Minneapolis, Minnesota
                                                          February 23, 2001


         RSI SYSTEMS, INC. (the "Company"), a Nevada corporation, for value received, hereby certifies that Active Management, L.L.C., a Nevada limited liability company, or registered assigns (the "Holder"), is entitled to purchase from the Company Five Hundred Thousand (500,000) shares of Common Stock of the Company (the "Warrant Quantity") duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at the purchase price per share of $0.45, at any time or from time to time prior to 5:00 p.m. Central Standard time, on February 23, 2006 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.
                  This Warrant is the Warrant (the "Warrant", such term to include any such warrants issued in substitution therefor) originally issued in connection with the Management and Consulting Agreement, dated as of the date hereof, by and among the Company and the Holder (as amended or otherwise modified from time to time, the "Management and Consulting Agreement"). The Warrant originally so issued evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Section 12; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a "Section" are, unless otherwise specified, to one of the Sections of this Warrant.

1. EXERCISE OF WARRANT.

         1.1 MANNER OF EXERCISE. This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by the Form of Subscription in substantially the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment, in cash, by wire transfer, certified or official bank check payable to the order of the Company, or in the manner provided in Section 1.5 or Section
1.6 (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (adjusted as provided in Sections 2 through 4) designated in such Form of Subscription by (b) $0.35, and such Holder shall thereupon be entitled to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities).

         1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise, as provided in Section 1.3, shall be deemed to have become the Holder or holders of record thereof.

         1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company at its expense (including the payment by it of any applicable transfer taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 9, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares, including, if the Company so elects, fractional shares, of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, at the discretion of the Company, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share on the Business Day next preceding the date of such exercise, and

                  (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

         1.4 COMPANY TO REAFFIRM OBLIGATIONS. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration of the shares of Common Stock or Other Securities issued upon such exercise) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

         1.5 PAYMENT BY APPLICATION OF SHARES OTHERWISE ISSUABLE. Upon any exercise of this Warrant, the Holder may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by Section 1.1 such number of the shares of Common Stock otherwise issuable to such Holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the payment required by Section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

         1.6 TAX BASIS. The Company and the Holder shall mutually agree as to the tax basis of this Warrant for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and the treatment of this Warrant under the Code by each of the Company and the Holder shall be consistent with such agreement.

2. Adjustment of Common Stock Issuable Upon Exercise.

         2.1 GENERAL; WARRANT QUANTITY. This Warrant initially evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment as provided in this Section 2. The "Warrant Price" shall be fixed at $0.45 per share of Common Stock received upon exercise of this Warrant.

         2.2 EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in Additional Shares of Common Stock or (b) a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, then, in each such case, subject to Section 2.8, the Warrant Quantity in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be increased, effective as of the close of business on such record date, to an amount determined by multiplying such Warrant Quantity by a fraction

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, and

                  (y) the denominator of which shall be such Current Market Price, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, provided that, in the event that the amount of such dividend as so determined is equal to or greater than 10% of such Current Market Price or in the event that such fraction is greater than 10/9, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Warrant shall receive a pro rata share of such dividend based upon the maximum number of shares of Common Stock at the time issuable to such Holder.

         2.3 TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         2.4 COMPUTATION OF CONSIDERATION. For the purposes of this Section 2,

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed at
                  the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii) insofar as it consists of property (including
                  securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

                           (iii) in case Additional Shares of Common Stock are
                  issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

                  (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.2, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

         2.5 MINIMUM ADJUSTMENT OF WARRANT QUANTITY. If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 2 would be less than one tenth (1/10) of one percent (1%) of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Quantity. All calculations under this Warrant shall be made to the nearest one-hundredth of a share.

         2.6 ABANDONED DIVIDEND OR DISTRIBUTION. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Quantity under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Quantity by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

3. Consolidation, Merger, etc.

         3.1 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or
(b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Quantity is provided in Section 2.2.1), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder if the Holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4.

         3.2 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in the Warrant or in the Management and Consulting Agreement to the contrary, the Company will not effect any of the transactions described in clauses (a) through
(d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder,
(a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement, and (c) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such Holder may be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. .

4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 or Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant Quantity if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

6. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c) the Warrant Quantity in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith mail a copy of each such report to each Holder of a Warrant and will, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a like report setting forth the Warrant Quantity at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof.

7. FINANCIAL AND BUSINESS INFORMATION

         7.1 FILINGS. During any period when the Company is a Public Company, the Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to the Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with
(i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

         7.2 NOTICES OF CORPORATE ACTION. In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the Voting Securities of the Company are transferred to another Person or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, sale, disposition, liquidation or winding-up. Such notice shall be mailed at least 45 days prior to the date therein specified.

8. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

9. RESTRICTIONS ON TRANSFER.

         9.1 RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE REGISTRATION RIGHTS AGREEMENT, DATED THE DATE HEREOF, BY AND BETWEEN RSI SYSTEMS, INC., AND THE HOLDERS SPECIFIED THEREIN."

Except as otherwise permitted by this Section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN CERTAIN COMMON STOCK PURCHASE WARRANTS ISSUED BY RSI SYSTEMS, INC., PURSUANT TO THE COMMON STOCK PURCHASE WARRANT, DATED FEBRUARY 23, 2001, AND PURSUANT TO THE REGISTRATION RIGHTS AGREEMENT DATED THE DATE THEREOF, BY AND BETWEEN RSI SYSTEMS, INC. AND THE HOLDERS SPECIFIED THEREIN. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF RSI SYSTEMS, INC., OR AT THE OFFICE OR AGENCY MAINTAINED BY RSI SYSTEMS, INC., AS PROVIDED IN SUCH WARRANTS AND SUCH REGISTRATION RIGHTS AGREEMENT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         9.2 TRANSFER TO COMPLY WITH THE SECURITIES ACT. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

         9.3 TERMINATION OF RESTRICTIONS. The restrictions imposed by this
Section 9 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 9.1.

10. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock that have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

11. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

         11.1 WARRANT REGISTER; OWNERSHIP OF WARRANTS. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         11.2 TRANSFER OF WARRANTS. Subject to compliance with Section 9, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

         11.3 REPLACEMENT OF WARRANTS. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11.4 ADJUSTMENTS TO WARRANT QUANTITY. Notwithstanding any adjustment in the Warrant Quantity or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

         11.5 FRACTIONAL SHARES. Notwithstanding any adjustment pursuant to
Section 2 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company may, but shall not be required to, issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

12. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  ADDITIONAL SHARES OF COMMON STOCK: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.2, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

                  (a) shares issued upon the exercise of the Warrant,

                  (b) such additional number of shares as may become issuable upon the exercise of the Warrant by reason of adjustments required pursuant to anti-dilution provisions applicable to the Warrant as in effect on the date hereof,

                  (c) shares, warrants, options and other securities issued at any time to the Holder or any Affiliate thereof.

                  AFFILIATE: Any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the applicable person. For purposes of this definition "control" has the meaning specified in Rule 12b-2 under the Exchange Act.

                  BUSINESS DAY: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of Nevada are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  CODE: As defined in Section 1.6.

                  COMMISSION: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  COMMON STOCK: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  COMPANY: As defined in the introduction to this Warrant, such term to include any corporation, which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

                  CONVERTIBLE SECURITIES: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  EXPIRATION DATE: As defined in the introduction to this Warrant.

                  HOLDER: As defined in the introduction to this Warrant.

                  MARKET PRICE: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the higher of
(x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (y) the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

                  NASD: The National Association of Securities Dealers, Inc.

                  OPTIONS: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  OTHER SECURITIES: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

                  PERSON: An individual, firm, partnership, corporation, professional corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  REGISTRATION RIGHTS AGREEMENT: The Registration Rights Agreement, dated the date hereof, by and between the Company and the holders specified therein.

                  RESTRICTED SECURITIES: (a) any Warrants bearing the applicable legend set forth in Section 9.1, (b) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

                  SECURITIES ACT: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  MANAGEMENT AND CONSULTING AGREEMENT: As defined in the introduction to this Warrant.

                  VOTING SECURITIES: Stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.

                  WARRANT: As defined in the introduction to this Warrant.

                  WARRANT PRICE: As defined in Section 2.1.

                  WARRANT QUANTITY: As defined in the introduction to this Warrant.

13. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

14. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

15. NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mail, as follows:


IF TO RSIM:

         2620 S. Maryland Parkway, #309
         Las Vegas, Nevada 89109

         WITH A COPY TO:

                           ALBERT B. GRECO, JR.
                           2620 S. Maryland Parkway, #309
                           Las Vegas, Nevada 89109
                           Facsimile:  972-818-7343

IF TO RSIS:

         5555 West 78th Street, Suite F
         Minneapolis, Minnesota 55439

         WITH A COPY TO:

                           Robert Ribeiro
                           Fredrikson & Byron
                           900 Second Avenue South
                           Suite 1100
                           Minneapolis, Minnesota 55402-3397
                           Facsimile:  (612) 347-7077

Any party may be given notice in accordance with this Section by any other party at another address or person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 15. The Company shall give Notice to any subsequent Holder at such address as it appears in the Warrant Register.

                  All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

16. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

17. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

18. LAW GOVERNING AGREEMENT. This Agreement shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Minnesota without regard to principles of conflicts of laws, except to the extent that Federal law may apply.

19. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.


RSI SYSTEMS, INC.



------------------------------------
By:      Richard Craven
Its:     Chairman

                                                                       Exhibit A

                              FORM OF SUBSCRIPTION

                 [To be executed only upon exercise of Warrant]


To: RSI SYSTEMS, INC.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ________________* shares of Common stock of RSI SYSTEMS, INC. and herewith makes payment of $ ___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _________________________, whose address is __________
_______________________________________________________________________________.





Dated:  _______________________     ____________________________________________
                                    (Signature must conform in all respects to the name of holder as specified on the face of Warrant)


                                    ____________________________________________
                                                 (Street Address)


                                    ____________________________________________
                                              (City) (State) Zip Code)








----------------------------
* Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                                                                       Exhibit B

                               FORM OF ASSIGNMENT

                [To be executed only upon assignment of Warrant]


For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _________________________________________ the right represented by such Warrant to purchase _________________________________________________ shares of Common
Stock of RSI SYSTEMS, INC. to which such Warrant relates, and appoints _______________________________________, Attorney to make such transfer on the books of RSI SYSTEMS, INC., maintained for such purpose, with full power of substitution in the premises.



Dated:  _______________________     ____________________________________________
                                    (Signature must conform in all respects to the name of holder as specified on the face of Warrant)


                                    ____________________________________________
                                                 (Street Address)


                                    ____________________________________________
                                              (City) (State) Zip Code)

Signed in the presence of:



____________________________________


____________________________________
           (printed name)